EXHIBIT 3.1 (a)

                            Articles of Incorporation


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

                            ARTICLES OF INCORPORATION

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
NOVEMBER 6, 1998
NO. C2593798

1. NAME OF CORPORATION: e.Deal.net, Inc.
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2. RESIDENT AGENT: (designated resident agent and STREET ADDRESS where process may be served)

Name of Resident Agent: National Registered Agents, Inc. of Nevada
                        --------------------------------------------------------
Street Address: 202 South Minnesota Street        Carson City     NV       89703
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                 Street No.  Street Name              City       State      Zip
Mailing Address:
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3. AUTHORIZED SHARES: (Number of shares the corporation is authorized to issue)
Number of shares with par value: 100,000,000 Par value: $.001 Number of shares without par value:_______

4. GOVERNING BOARD: Shall be styled as (check one): [X] Directors [_] Trustees the FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows:

Harv Dhaliwal     214-1628 West 1st Avenue,  Vancouver  BC  V6J 1G1
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Name                      Address                City/State/Zip

5. PURPOSE: The purpose of the corporation is to conduct or promote any lawful business or purposes.

6. NRS 78. 037: States that the articles or incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES [X] NO [_]

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. NUMBER OF PAGES ATTACHED. 1

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

Corporate Creations International, Inc.

                            ARTICLES OF INCORPORATION

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
NOVEMBER 6, 1998
NO. C2593798


-------------------------------------------
Name (print)                                 Subscribed and sworn to before me
this 6th day
     ---

941 Fourth Street #200,  Miami Beach, FL 33139            November    1998
-------------------------------------------------    ---------------------------
       Address              City/State/Zip                  Month     Year

-------------------------------------------------    ---------------------------
Signature                                                 Notary Public

9. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

___________________________hereby accepts appointments as Resident Agent for the above named Corporation

                                                     Date:  11/06/98
-------------------------------------------------    ---------------------------

NATIONAL REGISTERED AGENTS, INC. OF Nevada


Attachment 1

3.0 SHARES: CONTINUED

In addition, the Corporation shall have the authority to issue 1, 000, 000 shares of preferred stock, par value $.01 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.


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